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                                                                  EXHIBIT 23.1




                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectuses of Prize Energy Corp. for the registration of 9,558,403 warrants to purchase shares of its common stock, 1,365,486 shares of common stock issuable upon exercise of the warrants and 286,461 shares of common stock and to the incorporation by reference therein of our reports dated February 16, 2001, with respect to the consolidated financial statements of Prize Energy Corp., and September 3, 1999, with respect to the statements of revenues and direct operating expenses for the producing properties acquired by Prize Energy Corp. from Pioneer Natural Resources USA, Inc., included in Prize Energy Corp.'s Annual Report on Form 10-K for the year ended December 31, 2000.

                                             /s/ ERNST & YOUNG LLP

Forth Worth, Texas
July 5, 2001